UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 31, 2014 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-402-1000
________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On January 31, 2014, athenahealth, Inc. (“athenahealth”) entered into a lease (the “Lease”) with Seaholm L/R, LLC, a Texas limited liability company, for approximately 103,162 square feet of office space located at 800 West Cesar Chavez Street, Austin, Texas 78701, and known as the Seaholm Power Plant. The Lease has a fifteen-year term, commencing no earlier than July 1, 2014, with a five-year renewal option. The base rent under the Lease will be nothing for the first 12 months, $216,300 per month for the second 12 months, $239,080 per month for the third 12 months, $263,032 per month for the fourth 12 months, and then increases by approximately 3% per year thereafter. The Lease contains customary representations, warranties, covenants, and termination provisions.
The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which will be filed with athenahealth’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
To the extent applicable, the information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)
February 5, 2014	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein
SVP, General Counsel, and Secretary